                                                                       EXHIBIT 2

                                                                  CONFORMED COPY



           __________________________________________________________



                          AGREEMENT AND PLAN OF MERGER


                                     Among


                                   MBIA INC.

                          CMA ACQUISITION CORPORATION

                                      and

                              CAPMAC HOLDINGS INC.



                         Dated as of November 13, 1997



           __________________________________________________________

                               TABLE OF CONTENTS
                               -----------------


                                                            Page
                                                            ----


                                   ARTICLE I

                                 THE MERGER..................  1
     SECTION 1.1  The Merger.................................  1
     SECTION 1.2  Effective Time.............................  1
     SECTION 1.3  Effects of the Merger......................  2
     SECTION 1.4  Certificate of Incorporation; By-Laws......  2
     SECTION 1.5  Directors and Officers.....................  2
     SECTION 1.6  Conversion of Securities...................  2
     SECTION 1.7  Treatment of Options.......................  3
     SECTION 1.8  Fractional Interests.......................  4
     SECTION 1.9  Surrender of Shares; Stock Transfer Books..  4
     SECTION 1.10 Closing and Closing Date..................   7

                                  ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY......  7
     SECTION 2.1  Organization...............................  7
     SECTION 2.2  Capitalization.............................  8
     SECTION 2.3  Company Subsidiaries.......................  9
     SECTION 2.4  Corporate Authorization; Validity of
                  Agreement;  Company Action                   9
     SECTION 2.5  Consents and Approvals; No Violations...... 10
     SECTION 2.6  SEC Reports and Financial Statements....... 11
     SECTION 2.7  Absence of Certain Changes................. 12
     SECTION 2.8  Absence of Undisclosed Liabilities......... 13
     SECTION 2.9  Information Supplied....................... 13
     SECTION 2.10  Employee Benefit Plans.................... 14
     SECTION 2.11  Compliance................................ 15
     SECTION 2.12  No Default................................ 15
     SECTION 2.13  Investment Advisor; Investment Company.... 16
     SECTION 2.14  Absence of Litigation..................... 16
     SECTION 2.15  Taxes..................................... 16
     SECTION 2.16  Opinion of Financial Advisors............. 17
     SECTION 2.17  Accounting Matters........................ 17
     SECTION 2.18  Tax Matters............................... 17
     SECTION 2.19  Brokers................................... 17
     SECTION 2.20  Ownership of Parent Common Stock.......... 18

                                  ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB... 18
     SECTION 3.1  Organization............................... 18
     SECTION 3.2  Capitalization............................. 19
     SECTION 3.3  Parent Subsidiaries........................ 20
     SECTION 3.4  Corporate Authorization; Validity of
                  Agreement;  Necessary Action................20
     SECTION 3.5  Consents and Approvals; No Violations...... 20

                                                            Page
                                                            ----

     SECTION 3.6  SEC Reports and Financial Statements....... 21
     SECTION 3.7  Absence of Certain Changes................. 22
     SECTION 3.8  Absence of Undisclosed Liabilities......... 23
     SECTION 3.9  Information Supplied....................... 23
     SECTION 3.10  Compliance................................ 24
     SECTION 3.11  No Default................................ 24
     SECTION 3.12  Investment Advisor; Investment Company.... 25
     SECTION 3.13  Absence of Litigation..................... 25
     SECTION 3.14  Taxes..................................... 25
     SECTION 3.15  Opinion of Financial Advisors............. 26
     SECTION 3.16  Ownership of Company Common Stock......... 26
     SECTION 3.17  Accounting Matters........................ 26
     SECTION 3.18  Tax Matters............................... 27
     SECTION 3.19  Brokers................................... 27

                                   ARTICLE IV

                   CONDUCT OF BUSINESS PENDING THE MERGER.... 27
     SECTION 4.1  Conduct of Business of the Company
                  Pending the Merger......................... 27
     SECTION 4.2  Conduct of Business of Parent Pending the
                  Merger..................................... 29
     SECTION 4.3  Pooling and Tax-Free Reorganization
                  Treatment.................................  30

                                   ARTICLE V

                            ADDITIONAL AGREEMENTS............ 31
     SECTION 5.1  Preparation of Form S-4 and the Proxy
                  Statement;  Stockholder Meetings............31
     SECTION 5.2  Accountants' Letters....................... 32
     SECTION 5.3  Access to Information; Confidentiality..... 32
     SECTION 5.4  No Solicitation of Transactions............ 33
     SECTION 5.5  Employee Benefits Matters.................. 35
     SECTION 5.6  Directors' and Officers' Indemnification
                  and Insurance...............................36
     SECTION 5.7  Further Action; Reasonable Best Efforts.... 37
     SECTION 5.8  Public Announcements....................... 38
     SECTION 5.9  Stock Exchange Listing..................... 39
     SECTION 5.10  Affiliates................................ 39

                                   ARTICLE VI

                            CONDITIONS OF MERGER............. 39
     SECTION 6.1  Conditions to Obligation of Each Party to
                  Effect the Merger...........................39
     SECTION 6.2  Conditions to Obligations of the Company
                  to Effect the Merger........................40
     SECTION 6.3  Conditions to Obligations of Parent and
                  Sub to Effect the Merger....................41

                                                            Page
                                                            ----

                                  ARTICLE VII

               TERMINATION, AMENDMENT AND WAIVER              42
     SECTION 7.1  Termination................................ 42
     SECTION 7.2  Effect of Termination...................... 43
     SECTION 7.3  Fees and Expenses.......................... 44
     SECTION 7.4  Amendment.................................. 44
     SECTION 7.5  Waiver..................................... 45

                                  ARTICLE VIII

                             GENERAL PROVISIONS.............. 45
     SECTION 8.1  Non-Survival of Representations,
                  Warranties and Agreements.................. 45
     SECTION 8.2  Notices.................................... 45
     SECTION 8.3  Certain Definitions........................ 46
     SECTION 8.4  Severability............................... 47
     SECTION 8.5  Entire Agreement; Assignment............... 47
     SECTION 8.6  Parties in Interest........................ 48
     SECTION 8.7  Governing Law.............................. 48
     SECTION 8.8  Headings................................... 48
     SECTION 8.9  Counterparts............................... 48

Exhibit A -- Form of Affiliate Letter

                         AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER, dated as of November 13, 1997 (the

"Agreement"), among MBIA INC., a Connecticut corporation ("Parent"), CMA
----------                                                 ------
ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and CAPMAC HOLDINGS INC., a Delaware corporation (the
         ---
"Company").
 -------

          WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and the stockholders of the Company to enter into this Agreement with Parent and Sub, providing for the merger (the "Merger") of Sub with the Company in accordance with the General Corporation Law
-------
of the State of Delaware ("DGCL"), upon the terms and subject to the conditions
                           ----
set forth herein;

          WHEREAS, the Board of Directors of Parent and Sub has each approved the Merger of Sub with and into the Company in accordance with the DGCL upon the terms and subject to the conditions set forth herein;

          WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and
                                                       ----

          WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests".

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Sub and the Company hereby agree as follows:


                                   ARTICLE I

                                   THE MERGER

          SECTION 1.1  The Merger.  Upon the terms and subject to the conditions
                       ----------
of this Agreement and in accordance with the DGCL, at the Effective Time (as defined in Section 1.2), Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the

"Surviving Corporation").  At Parent's election, any direct  wholly-owned
----------------------
subsidiary of Parent other than Sub may be merged with and into the Company instead of Sub. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

          SECTION 1.2  Effective Time.  As soon as practicable after the
                       --------------
satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger or a certificate of ownership and merger (the "Certificate of Merger") with the Secretary of
                              ---------------------
State of the State of Delaware, in such form as required by and executed in accordance with the relevant provisions of the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as is specified in the Certificate of Merger) being the "Effective Time").
     --------------

          SECTION 1.3  Effects of the Merger.  The Merger shall have the effects
                       ---------------------
set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          SECTION 1.4  Certificate of Incorporation; By-Laws.  (a)  At the
                       -------------------------------------
Effective Time and without any further action on the part of the Company and Sub, the Restated Certificate of Incorporation of the Company (as amended, the "Certificate of Incorporation"), as in effect immediately prior to the Effective
-----------------------------
Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter and further amended as provided therein and under the DGCL.

          (b) At the Effective Time and without any further action on the part of the Company and Sub, the By-Laws of Sub shall be the By-Laws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by law.

          SECTION 1.5  Directors and Officers.  The directors of Sub immediately
                       ----------------------
prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case may be) and qualified.

          SECTION 1.6  Conversion of Securities.  At the Effective Time, by
                       ------------------------
virtue of the Merger and without any action on the part of Sub, the Company or the holders of any of the following securities:

          (a) Subject to Section 1.8, each share of common stock, par value $.01 per share, of the Company (the "Company Common Stock") issued and
                                          --------------------
     outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to

     Section 1.6(b)) shall be converted into the right to receive a fraction equal to the Exchange Ratio (as defined below) of a share of common stock, par value $1.00 per share, of Parent (the "Parent Common Stock") (the
                                                -------------------
     amount of Parent Common Stock into which each such share of Company Common Stock is converted being referred to herein as the "Merger Consideration").
                                                         --------------------
     For purposes of this Agreement, "Exchange Ratio" means $35.00 divided by
                                      --------------
     the Parent Common Stock Price (as defined below), rounded to the nearest 1/10,000, provided that (i) if the Parent Common Stock Price is less than $53.00, the Exchange Ratio shall be equal to .6604 and (ii) if the Parent Common Stock Price is more than $70.00, the Exchange Ratio shall be equal to .5. "Parent Common Stock Price" means the average of the closing sales
              -------------------------
     prices of Parent Common Stock on the New York Stock Exchange ("NYSE")
                                                                    ----
     Composite Transactions Tape as reported by The Wall Street Journal (or if
                                                -----------------------
     not reported thereby, any other authoritative source) on each of the 15 consecutive trading days immediately preceding the third trading day prior to the Effective Time. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.9, without interest.

          (b) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent, Sub or any other direct or indirect subsidiary of Parent or of the Company, in each case immediately prior to the Effective Time, shall be cancelled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto.

          (c) Each share of common, preferred or other capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of identical common, preferred or other capital stock of the Surviving Corporation.

          SECTION 1.7  Treatment of Options.  (a)  At the Effective Time, each
                       --------------------
outstanding stock option and any related stock appreciation right granted to employees and non-employee directors of the Company and its subsidiaries with respect to Company Common Stock (together, an "Option"), whether or not then
                                               ------
exercisable, shall be deemed assumed by Parent and deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Option prior to the Effective Time, the number (rounded to the nearest whole number) of shares of Parent Common Stock as the holder of such Option would have been entitled to receive pursuant to the Merger had such holder exercised such Option in full immediately prior to the Effective Time (not taking into account whether or not such Option was in fact exercisable), at a price per share equal to (x) the aggregate price for Company Common Stock otherwise purchasable pursuant to such Option divided by
(y) the number of shares of Parent Common Stock deemed purchasable pursuant to such Option.

          (b) As soon as practicable after the Effective Time, Parent shall deliver to each holder of an outstanding Option an appropriate notice setting forth such holder's rights pursuant thereto, and such Option shall continue in effect on the same terms and conditions (including antidilution provisions).

          (c) Parent shall take all corporation action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery pursuant to the terms set forth in this Section 1.7.

          (d) Subject to any applicable limitations under the Securities Act of 1933, as amended (the "Securities Act"), Parent shall either (i) file a
                       --------------
registration statement on Form S-8 (or any successor form), effective as of the Effective Time, with respect to the shares of Parent Common Stock issuable upon exercise of the Options, or (ii) file any necessary amendments to the Company's previously filed registration statements on Form S-8 in order that Parent will be deemed a "successor registrant" thereunder, and in either event Parent shall use all reasonable efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses relating thereto) for so long as such Options remain outstanding.

          SECTION 1.8  Fractional Interests.  No certificates or scrip
                       --------------------
representing fractional shares of Parent Common Stock shall be issued in connection with the Merger, and such fractional interests will not entitle the owner thereof to any rights of a stockholder of Parent. In lieu of any such fractional interests, each holder of shares of Company Common Stock exchanged pursuant to Section 1.6(a) who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all shares of Company Common Stock then held of record by such holder) shall receive cash (without interest) in an amount equal to the product of such fractional part of a share of Parent Common Stock multiplied by the Parent Common Stock Price, rounded down to the nearest cent.

          SECTION 1.9  Surrender of Shares; Stock Transfer Books.  (a)  As of or
                       -----------------------------------------
as soon as reasonably practicable after the Effective Time, Sub shall designate a bank or trust company who shall be reasonably satisfactory to the Company to act as agent for the holders of shares of Company Common Stock in connection with the Merger (the "Exchange Agent") to receive the shares of Parent Common
                      --------------
Stock (and any cash payable in lieu of any fractional shares of Parent Common Stock) to which holders of shares of Company Common Stock shall become entitled pursuant to Sections 1.6(a) and 1.8. As soon as reasonably practicable as of or after the Effective Time, Parent or Sub will make available to the Exchange Agent sufficient shares of Parent Common Stock and cash to make all exchanges pursuant to Section 1.9(b).

          (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Company Common Stock (the "Certificates"), a form of
                                                      ------------
letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, (i) a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of Section 1.6(a) and
(ii) cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 1.8, after giving effect to any required tax withholdings, and the Certificate so surrendered shall forthwith be cancelled. If the exchange of certificates representing shares of Parent Common Stock is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the exchange of certificates representing shares of Parent Common Stock to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable.

          (c) At any time following one year after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any shares of Parent Common Stock (and any cash payable in lieu of any fractional shares of Parent Common Stock) which had been made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the shares of Parent Common Stock (and any cash payable in lieu of any fractional shares of Parent Common Stock) payable upon due surrender of their Certificates. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for shares of Parent Common Stock (and any cash payable in lieu of any fractional shares of Parent Common Stock) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

          (d) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided for herein or by applicable law, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

          (e) No dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock it is entitled to receive and no cash payment in lieu of fractional interests shall be paid pursuant to Section 1.8 until the holder of such Certificate shall surrender such Certificate in accordance with the provisions of this Agreement. Upon such surrender, there shall be paid to the person in whose name the certificates representing such shares of Parent Common Stock shall be issued, any dividends or distributions with respect to such shares of Parent Common Stock which have a record date after the Effective Time and shall have become payable between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends or distributions be entitled to receive interest thereon.

          (f) If between the date hereof and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Exchange Ratio shall be adjusted accordingly to provide to the holders of Company Common Stock and Parent Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

          SECTION 1.10  Closing and Closing Date.  Unless this Agreement shall
                        ------------------------
have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Section 7.1, the closing (the "Closing")
                                                                       -------
of this Agreement shall take place (a) at 10:00 a.m. (New York City time) on the second business day after all of the conditions to the respective obligations of the parties set forth in Article VI hereof shall have been satisfied or waived or (b) at such other time and date as Parent and the Company shall agree (such date and time on and at which the Closing occurs being referred to herein as the "Closing Date"). The Closing shall take place at such location as Parent and
 ------------
the Company shall agree.


                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and Sub as follows:

          SECTION 2.1  Organization.  Each of the Company and its Significant
                       ------------
Subsidiaries (as defined in Section 8.3) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below) on the Company and its subsidiaries, taken as a whole. Each of the Company and its Significant Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. The Company has heretofore furnished to Parent a complete and correct copy of the Certificate of Incorporation and Amended and Restated By-Laws of the Company as currently in effect.

              As used in this Agreement, "Material Adverse Effect" means any
                                         ------------------------
adverse change or effect that is materially adverse to the financial condition, results of operations, assets, liabilities or business of a person or on the ability of such person to perform its obligations hereunder, but shall exclude any change or effect resulting from any occurrence or condition generally affecting the industry in which such person and its subsidiaries operate (including without limitation any change or proposed change in insurance laws or regulations in any jurisdiction or official interpretations thereof) and any occurrence or condition arising out of the transactions contemplated by this Agreement or the public announcement thereof.

          SECTION 2.2  Capitalization.  (a)  The authorized capital stock of the
                       --------------
Company consists of 50,000,000 shares of Company Common Stock and 20,000,000 shares of preferred stock, par value $.01 per share. As of October 31, 1997,
(i) 17,331,104 shares of Company Common Stock were issued and outstanding, (ii) 85 shares of Company Common Stock were held in the treasury of the Company,
(iii) options to acquire an aggregate of 2,628,017 shares of Company Common Stock were outstanding pursuant to Options and (iv) no shares of preferred stock were issued and outstanding. All the outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness having voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its subsidiaries issued
               -----------
and outstanding. Except as set forth above, as set forth in Section 2.2(a) of the disclosure schedule delivered by the Company to Parent on or prior to the date hereof (the "Company Disclosure Schedule") and for the transactions
                  ---------------------------
contemplated by this Agreement, (i) there are no shares of capital stock of the Company authorized, issued or outstanding and (ii) there are no existing options, warrants, calls, preemptive rights, subscriptions or other rights, proxies, convertible securities, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its subsidiaries, obligating the Company or any of its subsidiaries to issue, redeem, purchase, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, convertible security, agreement, arrangement or commitment.

          (b) Except as set forth in Section 2.2(b) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company's subsidiaries are beneficially owned by the Company, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its subsidiaries free and clear of all liens, charges, security interests, options, claims or encumbrances of any nature whatsoever (collectively, "Liens").
                                                                -----

          SECTION 2.3  Company Subsidiaries.  (a)  Section 2.3(a) of the Company
                       --------------------
Disclosure Schedule sets forth the name of each of the Company's subsidiaries that is an insurance company (collectively, the "Company Insurance
                                                 -----------------
Subsidiaries"). Each of the Company Insurance Subsidiaries is (i) duly licensed or authorized as an insurance company in its jurisdiction of incorporation and
(ii) duly licensed or authorized as an insurance company in each other jurisdiction where it is required to be so licensed or authorized, except where the failure to be so licensed or authorized would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

          (b)  Except for the Company's subsidiaries and except as set forth on
Section 2.3(b) of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to the Company.

          SECTION 2.4  Corporate Authorization; Validity of Agreement; Company
                       -------------------------------------------------------
Action.  (a)  The Company has full corporate power and authority to execute and
------
deliver this Agreement and, subject to obtaining, with respect to the Merger, the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval"), to
                                     ----------------------------
consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized by its Board of Directors and, except for obtaining the Company Stockholder Approval and the filing of the Certificate of Merger as required by the DGCL, no other corporate action or proceedings on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Parent and Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforcement (i) may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) is subject to general principles of equity.

          (b) The Board of Directors of the Company has duly and validly approved and taken all corporate action required to be taken by the Board of Directors for the consummation of the transactions contemplated by this Agreement, including, but not limited to, all actions necessary to render the provisions of Section 203 of the DGCL inapplicable to this Agreement.

          (c) The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the transactions contemplated hereby.

          SECTION 2.5  Consents and Approvals; No Violations.  Except as set
                       -------------------------------------
forth in Section 2.5 of the Company Disclosure Schedule and for all filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act (as defined herein), the Securities Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), state securities or "blue sky" laws, state takeover
              -------
laws, state insurance regulatory laws and commissions, and for the filing and recordation of the Certificate of Merger as required by the DGCL and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and except as may result from any facts or circumstances relating solely to Parent or Sub or its affiliates, neither the execution, delivery or performance of this Agreement nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Amended and Restated By-laws or similar organizational documents of the Company or of any of its subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any court, or other governmental or other regulatory authority, commission or agency (a "Governmental Entity"), except where the failure to
                         -------------------
obtain such permits, authorizations, consents or approvals or to make such filings would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, and would not materially impair the ability of the Company to consummate the Merger or the other transactions contemplated hereby, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, loss or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other similar instrument or obligation to which the Company or any of its Significant Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iv) result in the creation or imposition of any Lien on any asset of the

Company or any of the Company's subsidiaries or (v) violate any order, writ, injunction, decree, judgment, law, ordinance, statute, rule or regulation applicable to the Company, any of its Significant Subsidiaries or any of their properties or assets, except in the case of clauses (iii), (iv) and (v) for violations, breaches, defaults, or rights of termination, cancellation, loss or acceleration, or creations of Liens, which would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

          SECTION 2.6  SEC Reports and Financial Statements.  (a)  The Company
                       ------------------------------------
has filed with the SEC and has heretofore made available to Parent true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its subsidiaries since January 1, 1996 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
                                                            ------------
the Securities Act (as such documents have been amended since the time of their filing, together with all exhibits and schedules thereto collectively, the "Company SEC Documents"). As of their respective dates or, if amended, as of
----------------------
the date of the last such amendment, the Company SEC Documents (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Each of the consolidated financial statements (including any related notes and schedules) included in the Company SEC Documents complies as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a
                                                           ----
consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly presents in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated subsidiaries as of the dates thereof or for the periods presented therein (subject, in the case of unaudited interim financial statements, to normal year-end adjustments). All material agreements, contracts and other documents required to be filed as exhibits to any of the Company SEC Documents have been so filed.

          (b) The Annual Statement and Quarterly Statements of Capital Markets Assurance Corporation, a New York domiciled stock insurance company and a wholly owned subsidiary of the

Company (the "Company Insurer"), as filed with the New York Superintendent of
              ---------------
Insurance (the "New York Superintendent") for the year ended December 31, 1996
                -----------------------
(the "Company Annual Statutory Statement") and the quarters ended March 31, 1997
      ----------------------------------
and June 30, 1997 (the "Company Quarterly Statutory Statements"), respectively,
                        --------------------------------------
together with all exhibits and schedules thereto (the Company Annual Statutory Statement and Company Quarterly Statutory Statements, together with all exhibits and schedules thereto, are referred to as the "Company Statutory Financial
                                               ---------------------------
Statements"), have been prepared in all material respects in accordance with the
----------
accounting practices prescribed or permitted by the National Association of Insurance Commissioners (the "NAIC") and the New York Insurance Department for
                              ----
purposes of financial reporting to the state's insurance regulators ("New York
                                                                      --------
Statutory Accounting Principles"), and such accounting practices have been
-------------------------------
applied on a basis consistent with New York Statutory Accounting Principles throughout the periods involved, except as expressly set forth in the notes, exhibits or schedules thereto, and the Company Statutory Financial Statements present fairly in all material respects the financial position and the results of operations for the Company Insurer as of the dates and for the periods therein in accordance with New York Statutory Accounting Principles. The Company has heretofore made available to Parent true and complete copies of the Company Statutory Financial Statements.

          SECTION 2.7  Absence of Certain Changes.  Except as disclosed in the
                       --------------------------
Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Company Filed SEC Documents") or in Section 2.7 of the Company
                ---------------------------
Disclosure Schedule and except as otherwise provided in or contemplated by this Agreement, since June 30, 1997, there has not occurred (i) any Material Adverse Effect on the Company and its subsidiaries, taken as a whole, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company or any of its subsidiaries, other than regular quarterly cash dividends and dividends paid by wholly owned subsidiaries, (iii) (x) any granting by the Company or any of its subsidiaries to any executive officer or other employee of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with past practice or as was required under employment agreements in effect as of June 30, 1997, (y) any granting by the Company or any of its subsidiaries to any such executive officer of any increase in severance or termination plans, agreements or arrangements with any of their employees, except as part of a standard employment package to any person promoted or hired, or as was required under employment, severance or termination agreements in effect as of June 30, 1997, or (z) except for employment agreements in the ordinary course of business consistent with past practice with employees other than any executive officer of the Company, any entry by the Company or any of its subsidiaries into any employment, consulting, severance, termination or indemnification agreement with any such employee or executive officer or (iv) any change by the Company or any of its subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP or New York Statutory Accounting Principles. Since July 1, 1997, the Company and its subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice.

          SECTION 2.8  Absence of Undisclosed Liabilities.  Except as disclosed
                       ----------------------------------
in the Company SEC Documents filed prior to the date hereof or in Section 2.8 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with GAAP applied on a consistent basis, other than liabilities or obligations for surety bonds incurred in the ordinary course of business and liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

          SECTION 2.9  Information Supplied.  None of the information supplied
                       --------------------
by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger, or any of the amendments or supplements thereto (collectively, the "Form S-4")
                                                                 --------
will, at the time the Form S-4 becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the proxy statement to be distributed in connection with the Company's meeting of stockholders to vote upon this Agreement or any of the amendments or supplements to such proxy statement (collectively, the "Proxy Statement"), will, at the date it is first
                              ---------------
mailed to the Company's stockholders and at the time of the meeting of the Company's stockholders held to vote on approval of this Agreement, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting (as defined herein) which has become false or misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference in the Form S-4 or the Proxy Statement based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement and the Form S-4 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

          SECTION 2.10  Employee Benefit Plans.  (a)  Except as set forth in the
                        ----------------------
Company SEC Documents or in Section 2.10 of the Company Disclosure Schedule (the plans disclosed in such Section 2.10 or in the Company SEC Documents, being the "Company Plans"), the Company has no material "employee benefit plan" (within
 -------------
the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), severance, change-in-control or employment plan,
                   -----
program or agreement, stock option, bonus plan, or incentive plan or program. Copies of the Company Plans (or, where the Company Plan is not written, a description thereof) have been or will be made available to Parent.

     (b) Each Company Plan has been administered and is in compliance with the terms of such Company Plan and all applicable laws, rules and regulations except where any failure to comply, either individually or in the aggregate, would result in liability that would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

     (c) Except as set forth on Section 2.10(c) of the Company Disclosure Schedule, each Company Plan intended to be qualified has received a favorable determination from the Internal Revenue Service and to the Company's knowledge, nothing has occurred since that would adversely affect such qualification.

     (d) Except as set forth on Section 2.10(d) of the Company Disclosure
Schedule: (i) no Company Plan is subject to Title IV of ERISA, and (ii) during the past five (5) years, neither the Company nor any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)) has contributed to, or sponsored, any plan subject to Title IV of ERISA or incurred any Title IV liability which remains unsatisfied.

     (e) Except as set forth on Section 2.10(e) of the Company Disclosure Schedule, no litigation or administrative or other proceeding involving any Company Plans or other employment related matter is pending or, to the Company's knowledge, is threatened, except where an adverse determination, either individually or in the aggregate, would result in liability that would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

          SECTION 2.11  Compliance.  (a) Each of the Company and its
                        ----------
subsidiaries has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its
                     -------
properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits or defaults under Permits which lack or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect of the Company and its subsidiaries, taken as a whole. Except as disclosed in the Company Filed SEC Documents, the Company and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders, decrees and regulations (including insurance laws and regulations) of any Governmental Entity, and all notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed and were in compliance with such laws, except for noncompliance which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. The business of the Company and its subsidiaries has been and is being conducted in compliance with the Permits, except where noncompliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. Except as disclosed in the Company Filed SEC Documents and except for routine examinations by state Governmental Entities charged with supervision of insurance companies ("Insurance Regulators"), as of
                                                  --------------------
the date of this Agreement, to the knowledge of the Company, no investigation by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or threatened.

          SECTION 2.12  No Default.  Except as set forth in the Company SEC
                        ----------
Documents or Section 2.12 of the Company Disclosure Schedule, neither the Company nor its subsidiaries is in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or default under) any term, condition or provision of (a) its organizational documents, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, commitment or other instrument or obligation to which the Company or its subsidiaries is a party or by which they or any of their properties or assets may be bound or affected, (c) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or its subsidiaries or any of their properties or assets, or (d) any permit, license, governmental authorization, consent or approval necessary for the Company or its subsidiaries to conduct their respective businesses as currently conducted, except in the case of clauses (b), (c) and (d) above for breaches, defaults or violations which would not individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

          SECTION 2.13  Investment Advisor; Investment Company.  Except as set
                        --------------------------------------
forth in the Company SEC Documents or Section 2.13 of the Company Disclosure Schedule, neither the Company nor its subsidiaries conducts activities of an "investment advisor" as such term is defined in Section (a)(20) of the Investment Company Act of 1940, as amended (the "ICA"), whether or not registered under the Investment Advisers Act of 1940, as amended. Neither the Company nor its subsidiaries is an "investment company" as defined under the ICA, and neither the Company nor its subsidiaries sponsors any person that is such an investment company.

          SECTION 2.14  Absence of Litigation.  Except as disclosed in the
                        ---------------------
Company Filed SEC Documents, as of the date hereof, there is no suit, claim, action, proceeding or investigation (excluding those in the ordinary course of business relating to policies of insurance or reinsurance written by the Company and its subsidiaries) pending or, to the knowledge of the Company, threatened against the Company or any subsidiary, or any property or asset of the Company or any subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which, if adversely determined, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. Except as disclosed in the Company Filed SEC Documents, as of the date hereof, neither the Company nor any subsidiary nor any property or asset of the Company or any subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

          SECTION 2.15  Taxes.  The Company and each of its subsidiaries, and
                        -----
any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its subsidiaries is or has been a member has timely filed all material Tax Returns required to be filed by it, has paid all Taxes shown thereon to be owing and has provided adequate reserves in its most recent financial statements for any Taxes that have not been paid for the periods covered by such financial statements. Except as disclosed in Section 2.15 of the Company Disclosure Schedule, none of the Company or its subsidiaries has granted any extension or waiver of the statute of limitations period applicable to any material Tax Return, which period (after giving effect to such extension or waiver) has not expired. Except as disclosed in Section 2.15 of the Company Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Return of the Company and its subsidiaries as to which any taxing authority has asserted in writing any claim which, if adversely determined, individually or in the aggregate would have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. Except as disclosed in Section 2.15 of the Company Disclosure Schedule, the Company and its subsidiaries have not received any notice of deficiency or assessment from any taxing authority with respect to liabilities for income and other material Taxes which have not been fully paid or finally settled. There are no liens with respect to Taxes upon any of the properties or assets of the Company or its subsidiaries other than liens for Taxes not yet due and payable. As used herein, "Taxes" shall mean any taxes of any kind, including but not limited to
         -----
those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required
                 ----------
to be filed with any Governmental Entity with respect to Taxes.

          SECTION 2.16  Opinion of Financial Advisors.  The Company has received
                        -----------------------------
an opinion from Salomon Brothers Inc to the effect that the consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders from a financial point of view.

          SECTION 2.17  Accounting Matters.  Neither the Company nor, to its
                        ------------------
knowledge, any of its affiliates, has taken or agreed to take any action that (without regard to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests".

          SECTION 2.18  Tax Matters.  To the Company's knowledge, neither the
                        -----------
Company nor any of its affiliates has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          SECTION 2.19  Brokers.  No broker, finder or investment banker (other
                        -------
than Salomon Brothers Inc and SBC Warburg Dillon Read) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          SECTION 2.20  Ownership of Parent Common Stock.  As of the date
                        --------------------------------
hereof, neither the Company nor, to its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Parent or any securities convertible into or exercisable or exchangeable for capital stock of Parent, which in the aggregate represent 5% or more of the outstanding shares of such capital stock, after giving effect to the conversion, exercise or exchange of all such securities beneficially owned by the Company and its affiliates or associates which are convertible into or exercisable or exchangeable for capital stock of Parent.


                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

          Parent and Sub represent and warrant to the Company as follows:

          SECTION 3.1  Organization.  Each of Parent, its Significant
                       ------------
Subsidiaries and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and its subsidiaries, taken as a whole. Each of Parent, its Significant Subsidiaries and Sub is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect on Parent and its subsidiaries, taken as a whole. Sub has not heretofore conducted any business other than in connection with this Agreement and the transactions contemplated hereby. Parent has heretofore furnished to the Company a complete and correct copy of the Restated Certificate of Incorporation and By-Laws of Parent and the Certificate of Incorporation and By-Laws of Sub, each as currently in effect.

          SECTION 3.2  Capitalization.  (a)  The authorized capital stock of
                       --------------
Parent consists of 200,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $1.00 per share. As of October 31, 1997,
(i) 89,366,104 shares of Parent Common Stock were issued and outstanding, (ii) no shares of Parent Common Stock were held in the treasury of Parent, (iii) options to acquire an aggregate of 2,457,536 shares of Parent Common Stock were outstanding pursuant to Parent's stock option plans (the "Parent Stock Plans")
                                                          ------------------
and (iv) no shares of preferred stock were issued and outstanding. All the outstanding shares of Parent's capital stock are duly authorized, validly issued, fully paid and non-assessable. There is no Voting Debt of Parent or any of its subsidiaries issued and outstanding. Except as set forth above, as set forth in Section 3.2(a) of the disclosure schedule delivered by Parent to the Company on or prior to the date hereof (the "Parent Disclosure Schedule"), and
                                             --------------------------
for the transactions contemplated by this Agreement, (i) there are no shares of capital stock of Parent authorized, issued or outstanding and (ii) there are no existing options, warrants, calls, preemptive rights, subscriptions or other rights, proxies, convertible securities, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of Parent or any of its subsidiaries, obligating Parent or any of its subsidiaries to issue, redeem, purchase, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, Parent or any of its subsidiaries or securities convertible into or exchangeable for such shares or equity interests or obligations of Parent or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, convertible security, agreement, arrangement or commitment.

          (b) Except as set forth in Section 3.2(b) of the Parent Disclosure Schedule, all of the outstanding shares of capital stock of each of Parent's subsidiaries are beneficially owned by Parent, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either Parent or one of its subsidiaries free and clear of all Liens, except where the failure to own such shares free and clear would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and its subsidiaries, taken as a whole.

          (c) The authorized capital stock of Sub consists of 1000 shares of common stock, par value $.01 per share, all of which have been validly issued and are fully paid and nonassessable and are owned by Parent, free and clear of all Liens, and as of the Closing Date, all the issued and outstanding shares of the common stock of Sub will be owned by Parent free and clear of all Liens.

          SECTION 3.3  Parent Subsidiaries.  Each of Parent's subsidiaries that
                       -------------------
is an insurance company (collectively, the "Parent Insurance Subsidiaries") is
                                            -----------------------------
(i) duly licensed or authorized as an insurance company in its jurisdiction of incorporation and (ii) duly licensed or authorized as an insurance company in each other jurisdiction where it is required to be so licensed or authorized, except where the failure to be so licensed or authorized would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent and its subsidiaries, taken as a whole.

          SECTION 3.4  Corporate Authorization; Validity of Agreement; Necessary
                       ---------------------------------------------------------
Action.  (a)  Each of Parent and Sub has full corporate power and authority to
------
execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of Parent and Sub of this Agreement and the consummation by each of Parent and Sub of the transactions contemplated hereby have been duly and validly authorized by its Board of Directors, and, except for the filing of the Certificate of Merger as required by the DGCL, no other corporate action or proceedings on the part of Parent and Sub are necessary to authorize the execution and delivery by Parent and Sub of this Agreement, and the consummation by Parent and Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Sub, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of each of Parent and Sub, enforceable against each of them in accordance with its terms, except that such enforcement (i) may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) is subject to general principles of equity.

          (b) This Agreement has been approved by Parent, as the sole stockholder of Sub. No other vote of holders of any class or series of capital stock of Parent or Sub is necessary to approve this Agreement, the Merger and the transactions contemplated hereby.

          SECTION 3.5  Consents and Approvals; No Violations.  Except for all
                       -------------------------------------
filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, the DGCL, the HSR Act, state securities or "blue sky" laws, state takeover laws and state insurance regulatory laws and commissions, and except as may result from any facts or circumstances relating solely to the Company or its affiliates, neither the execution, delivery or performance of this

Agreement by Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby nor compliance by Parent and Sub with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Parent, any of its subsidiaries or Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not reasonably be expected to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole and would not materially impair the ability of Parent and Sub to consummate the Merger or the other transactions contemplated hereby, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, loss or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other similar instrument or obligation to which Parent, any of its subsidiaries or Sub is a party or by which any of them or any of their properties or assets may be bound, (iv) result in the creation or imposition of any Lien on any asset of Parent or its subsidiaries or (v) violate any order, writ, injunction, decree, judgment, law, ordinance, statute, rule or regulation applicable to Parent, any of its Significant Subsidiaries or Sub or any of their properties or assets, except in the case of clauses (iii), (iv) and (v) for violations, breaches, defaults, or rights of termination, cancellation, loss or acceleration, or creations of Liens, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and its subsidiaries, taken as a whole.

          SECTION 3.6  SEC Reports and Financial Statements.  (a)  Parent has
                       ------------------------------------
filed with the SEC and has heretofore made available to the Company true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it and its subsidiaries since January 1, 1996 under the Exchange Act, and the Securities Act (as such documents have been amended since the time of their filing, together with all exhibits and schedules thereto collectively, the "Parent SEC Documents"). As of their respective dates
                           --------------------
or, if amended, as of the date of the last such amendment, the Parent SEC Documents (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Each of the consolidated financial statements (including any related notes and schedules) included in the Parent SEC Documents complies as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly presents in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of Parent and its consolidated subsidiaries as at the dates thereof or for the periods presented therein (subject, in the case of unaudited interim financial statements, to normal year-end adjustments). All material agreements, contracts and other documents required to be filed as exhibits to any of the Parent SEC Documents have been so filed.

          (b) The Annual Statement and Quarterly Statements of MBIA Insurance Corporation, a New York domiciled stock insurance company and a wholly owned subsidiary of Parent (the "Parent Insurer"), as filed with the New York
                           --------------
Superintendent for the year ended December 31, 1996 (the "Parent Annual
                                                          -------------
Statutory Statement") and the quarters ended March 31, 1997 and June 30, 1997
-------------------
(the "Parent Quarterly Statutory Statements"), respectively, together with all
      -------------------------------------
exhibits and schedules thereto (the Parent Annual Statutory Statement and Parent Quarterly Statutory Statements, together with all exhibits and schedules thereto, are referred to as the "Parent Statutory Financial Statements"), have
                                 -------------------------------------
been prepared in all material respects in accordance with the accounting practices prescribed or permitted by the NAIC and the New York Statutory Accounting Principles, and such accounting practices have been applied on a basis consistent with New York Statutory Accounting Principles throughout the periods involved, except as expressly set forth in the notes, exhibits or schedules thereto, and the Parent Statutory Financial Statements present fairly in all material respects the financial position and the results of operations for the Parent Insurer as of the dates and for the periods therein in accordance with New York Statutory Accounting Principles. Parent has heretofore made available to the Company true and complete copies of the Parent Statutory Financial Statements.

          SECTION 3.7  Absence of Certain Changes.  Except as disclosed in the
                       --------------------------
Parent SEC Documents filed and publicly available prior to the date of this Agreement (the "Parent Filed SEC Documents") or in Section 3.7 of the Parent
                --------------------------
Disclosure Schedule and except as otherwise provided in or contemplated by this Agreement, since June 30, 1997, there has not occurred (i) any Material Adverse Effect on Parent and its subsidiaries, taken as a whole, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Parent or any of its subsidiaries, other than regular quarterly cash dividends and dividends paid by wholly owned subsidiaries, (iii) (x) any granting by Parent or any of its subsidiaries to any executive officer or other employee of Parent or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with past practice or as was required under employment agreements in effect as of June 30, 1997, (y) any granting by Parent or any of its subsidiaries to any such executive officer of any increase in severance or termination plans, agreements or arrangements with any of their employees, except as part of a standard employment package to any person promoted or hired, or as was required under employment, severance or termination agreements in effect as of June 30, 1997, or (z) except for employment agreements in the ordinary course of business consistent with past practice with employees other than any executive officer of Parent, any entry by Parent or any of its subsidiaries into any employment, consulting, severance, termination or indemnification agreement with any such employee or executive officer or (iv) any change by Parent or any of its subsidiaries in accounting principles or methods, except insofar as may be required by a change in GAAP or New York Statutory Accounting Principles. Since July 1, 1997, Parent and its subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice.

          SECTION 3.8  Absence of Undisclosed Liabilities.  Except as disclosed
                       ----------------------------------
in the Parent SEC Documents filed prior to the date hereof or in Section 3.8 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries has incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with GAAP applied on a consistent basis, other than liabilities or obligations for surety bonds incurred in the ordinary course of business and liabilities or obligations which would not, individually or in the aggregate, have a Material Adverse Effect on Parent and its subsidiaries, taken as a whole.

          SECTION 3.9  Information Supplied.  None of the information supplied
                       --------------------
by Parent for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders and at the time of the Company Stockholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading, except that no representation is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement. The Form S-4 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

          SECTION 3.10  Compliance.  Each of Parent and its subsidiaries has in
                        ----------
effect all federal, state, local and foreign governmental Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits or defaults under Permits which lack or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect of Parent and its subsidiaries, taken as a whole. Except as disclosed in the Parent Filed SEC Documents, Parent and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders, decrees and regulations (including insurance laws and regulations) of any Governmental Entity, and all notices, reports, documents and other information required to be filed thereunder within the last three years were properly filed and were in compliance with such laws, except for noncompliance which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and its subsidiaries, taken as a whole. The business of Parent and its subsidiaries has been and is being conducted in compliance with the Permits, except where noncompliance would not, individually or in the aggregate, have a Material Adverse Effect on Parent and its subsidiaries, taken as a whole. Except as disclosed in the Parent Filed SEC Documents and except for routine examinations by Insurance Regulators, as of the date of this Agreement, to the knowledge of Parent, no investigation by any Governmental Entity with respect to Parent or any of its subsidiaries is pending or threatened.

          SECTION 3.11  No Default.  Except as set forth in the Parent SEC
                        ----------
Documents or Section 3.11 of the Parent Disclosure Schedule, neither Parent nor its subsidiaries is in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or default under) any term, condition or provision of
(a) its organizational documents, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, commitment or other instrument or obligation to which Parent or its subsidiaries is a party or by which they or any of their properties or assets may be bound or affected, (c) any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or its subsidiaries or any of their properties or assets, or (d) any permit, license, governmental authorization, consent or approval necessary for Parent or its subsidiaries to conduct their respective businesses as currently conducted, except in the case of clauses (b), (c) and (d) above for breaches, defaults or violations which would not individually or in the aggregate have a Material Adverse Effect on Parent and its subsidiaries, taken as a whole.

          SECTION 3.12  Investment Advisor; Investment Company.  Except as set
                        --------------------------------------
forth in the Parent SEC Documents or Section 3.12 of the Parent Disclosure Schedule, neither Parent nor its subsidiaries conducts activities of an "investment advisor" as such term is defined in Section (a)(20) of the Investment Company Act of 1940, as amended (the "ICA"), whether or not registered under the Investment Advisers Act of 1940, as amended. Neither Parent nor its subsidiaries is an "investment company" as defined under the ICA, and neither Parent nor its subsidiaries sponsors any person that is such an investment company.

          SECTION 3.13  Absence of Litigation.  Except as disclosed in the
                        ---------------------
Parent Filed SEC Documents, as of the date hereof, there is no suit, claim, action, proceeding or investigation (excluding those in the ordinary course of business relating to policies of insurance or reinsurance written by Parent and its subsidiaries) pending or, to the knowledge of Parent, threatened against Parent or any subsidiary, or any property or asset of Parent or any subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which, if adversely determined, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent and its subsidiaries, taken as a whole.
Except as disclosed in the Parent Filed SEC Documents, as of the date hereof, neither Parent nor any subsidiary nor any property or asset of Parent or any subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Parent and its subsidiaries, taken as a whole.

          SECTION 3.14  Taxes.  Parent and each of its subsidiaries, and any
                        -----
consolidated, combined, unitary or aggregate group for Tax purposes of which Parent or any of its subsidiaries is or has been a member has timely filed all material Tax Returns required to be filed by it, has paid all Taxes shown thereon to be owing and has provided adequate reserves in its most recent financial statements for any Taxes that have not been paid for the periods covered by such financial statements. Except as disclosed in Section 3.14 of the Parent Disclosure Schedule, none of Parent or its subsidiaries has granted any extension or waiver of the statute of limitations period applicable to any material Tax Return, which period (after giving effect to such extension or waiver) has not expired. Except as disclosed in Section 3.14 of the Parent Disclosure Schedule, no audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Return of Parent and its subsidiaries as to which any taxing authority has asserted in writing any claim which, if adversely determined, individually or in the aggregate would have a Material Adverse Effect on Parent and its subsidiaries, taken as a whole. Except as disclosed in
Section 3.14 of the Parent Disclosure Schedule, Parent and its subsidiaries have not received any notice of deficiency or assessment from any taxing authority with respect to liabilities for income and other material Taxes which have not been fully paid or finally settled. There are no liens with respect to Taxes upon any of the properties or assets of Parent or its subsidiaries other than liens for Taxes not yet due and payable.

          SECTION 3.15  Opinion of Financial Advisors.  Parent has received an
                        -----------------------------
opinion from Lehman Brothers Inc. to the effect that the Merger Consideration is fair to Parent from a financial point of view.

          SECTION 3.16  Ownership of Company Common Stock.  As of the date
                        ---------------------------------
hereof, neither Parent nor, to its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for capital stock of the Company, which in the aggregate represent 5% or more of the outstanding shares of such capital stock, after giving effect to the conversion, exercise or exchange of all such securities beneficially owned by Parent and its affiliates or associates which are convertible into or exercisable or exchangeable for capital stock of the Company.

          SECTION 3.17  Accounting Matters.  Neither Parent nor Sub, nor to
                        ------------------
Parent's knowledge, any affiliate of Parent, has taken or agreed to take any action that (without regard to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests".

          SECTION 3.18  Tax Matters.  To Parent's knowledge, neither Parent nor
                        -----------
Sub, nor any affiliate of Parent, has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          SECTION 3.19  Brokers.  No broker, finder or investment banker (other
                        -------
than Lehman Brothers Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.


                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

          SECTION 4.1  Conduct of Business of the Company Pending the Merger.
                       -----------------------------------------------------
The Company covenants and agrees that, during the period from the date hereof until the Effective Time, unless Parent shall otherwise agree in writing, except as contemplated by this Agreement, the businesses of the Company and its subsidiaries shall be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company and its subsidiaries shall each use its reasonable best efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present key officers and employees of the Company and its subsidiaries and to preserve the present relationships and goodwill of the Company and its subsidiaries with those persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as set forth in Section 4.1 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries shall, during such period, directly or indirectly do, or commit to do, any of the following without the prior written consent of Parent:

          (a) Amend or otherwise change its certificate of incorporation or by-laws or equivalent organizational documents;

          (b) Issue, sell, pledge, dispose of or encumber, or authorize, (A) any shares of capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, of the Company or any of its subsidiaries (except for the issuance of up to 2,628,017 shares of Company Common Stock required to be issued pursuant to the terms of Options outstanding as of the date of this Agreement) or (B) any assets that are material to the Company or any of its subsidiaries, taken as whole except for sales in the ordinary course of business and in a manner consistent with past practice or as may be necessary to pay claims arising under insurance policies written or reinsured by the Company and its subsidiaries;

          (c) Declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than regular quarterly cash dividends consistent with past practice, in an amount not to exceed $.02 per share);

          (d) Reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (e) (i) Acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; or (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person (other than in the ordinary course of business consistent with past practice and pursuant to existing credit agreements or arrangements);

          (f) Except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement, increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in salary or wages of officers or employees in the ordinary course of business in accordance with past practice, or grant any severance or termination pay not currently required to be paid under existing severance plans to or enter into any employment, consulting or severance agreement or arrangement with any present or former director, officer or other employee of the Company or any of its subsidiaries, or establish, adopt, enter into or amend or terminate any collective bargaining agreement or Company Plan, including, but not limited to, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees. (Nothing in this Section 4.1(f) shall be construed to limit the Company's ability to pay annual bonuses for services rendered in 1997 in a manner consistent with past practices and in an amount not to exceed the amount set forth in Section 4.1 of the Company Disclosure Schedule);

          (g) Except as may be required as a result of a change in law or in GAAP or New York Statutory Accounting Principles, change any of the accounting practices or principles used by it;

          (h) Make any material tax election, amend any Tax Return or settle or compromise any material federal, state, local or foreign tax liability;

          (i) Settle or compromise any pending or threatened suit, action or claim which is material or which relates to the transactions contemplated hereby;

          (j) Pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice, of liabilities required to be paid, discharged or satisfied pursuant to the terms of any contract in existence on the date hereof (including, without limitation, outstanding insurance policies);

          (k) (i) Take any action that would reasonably be expected to result in any of its representations or warranties set forth in this Agreement, being or becoming untrue in any material respect, (ii) omit, or agree to omit, to take any action that would reasonably be expected to prevent any such representation or warranty from being or becoming untrue in any material respect or (iii) take, or agree to take, any action that would reasonably be expected to result in any of the conditions of the Merger set forth in Article 6 not being satisfied; or

          (l) Take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 4.1(a) through 4.1(k).

          SECTION 4.2  Conduct of Business of Parent Pending the Merger.  Parent
                       ------------------------------------------------
covenants and agrees that, during the period from the date hereof until the Effective Time, unless the Company shall otherwise agree in writing, except as contemplated by this Agreement, the businesses of Parent and its subsidiaries shall be conducted only in, and Parent and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and Parent and its subsidiaries shall each use its reasonable best efforts to preserve substantially intact the business organization of Parent and its subsidiaries, to keep available the services of the present key officers and employees of Parent and its subsidiaries and to preserve the present relationships of Parent and its subsidiaries with those persons with which Parent or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as set forth on Section 4.2 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries shall, during such period, directly or indirectly do, or commit to do, any of the following without the prior written consent of the Company:

          (a) Amend or otherwise change its certificate of incorporation or by-laws or equivalent organizational documents;

          (b) Issue, sell, pledge, dispose of or encumber, or authorize, any shares of capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, of Parent or any of its subsidiaries (except for the issuance of up to 2,457,536 shares of Parent Common Stock required to be issued pursuant to the terms of options outstanding as of the date of this Agreement);

          (c) Declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

          (d) Reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (e) (i) Take any action that would reasonably be expected to result in any of its representations or warranties set forth in this Agreement, being or becoming untrue in any material respect, (ii) omit, or agree to omit, to take any action that would reasonably be expected to prevent any such representation or warranty from being or becoming untrue in any material respect or (iii) take, or agree to take, any action that would reasonably be expected to result in any of the conditions of the Merger set forth in Article 6 not being satisfied; or

          (f) Take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Sections 4.2(a) through 4.2(e).

          SECTION 4.3  Pooling and Tax-Free Reorganization Treatment.  (a)
                       ---------------------------------------------
Neither the Company nor Parent shall, or shall permit any of their respective subsidiaries to, take or cause to be taken any action that (without regard to any action taken or agreed to be taken by Parent or its affiliates or the Company or its affiliates, respectively) to its knowledge would reasonably be expected to adversely affect the ability of Parent to treat the Merger as a "pooling of interests" for accounting purposes.

          (b) Neither the Company nor Parent shall, or shall permit any of their respective subsidiaries to, take or cause to be taken any action that (without regard to any action taken or agreed to be taken by Parent or its affiliates or the Company or its affiliates, respectively) to its knowledge would reasonably be expected to adversely affect the ability of the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

          SECTION 5.1  Preparation of Form S-4 and the Proxy Statement;
                       ------------------------------------------------
Stockholder Meetings.  (a)  Promptly following the date of this Agreement, the
--------------------
Company shall prepare and file with the SEC the Proxy Statement, and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities law in connection with the issuance of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and rights to acquire Company Common Stock pursuant to the Company Plans as may be reasonably required in connection with any such action. Each of Parent and the Company shall furnish all information concerning itself to the other as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Form S-4 and the preparation, filing and distribution of the Proxy Statement. The Company, Parent and Sub each agree to correct any information provided by it for use in the Form S-4 or the Proxy Statement which shall have become false or misleading.

          (b) The Company, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Form S-4 becomes effective a meeting of the holders of Company Common Stock for the purpose of voting to approve and adopt this Agreement and the transactions contemplated hereby (the "Company Stockholders
                                                         --------------------
Meeting").  The Board of Directors of the Company shall, (i) recommend approval
-------
and adoption of this Agreement and the transactions contemplated hereby, by the stockholders of the Company and include in the Proxy Statement such recommendation and (ii) take all reasonable and lawful action to solicit and obtain such approval, except, in the case of each of clauses (i) and (ii), to the extent the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent or Sub as permitted by Section 5.4.

          SECTION 5.2  Accountants' Letters.  (a)  The Company shall use its
                       --------------------
reasonable best efforts to cause to be delivered to Parent a "comfort" letter of KPMG Peat Marwick LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with the Company's efforts to obtain such letter, if requested by KPMG Peat Marwick LLP, Parent shall provide a representation letter to KPMG Peat Marwick LLP, complying with the Statement on Auditing Standards No. 72 ("SAS 72"), if then required.
                            ------

          (b) Parent shall use its reasonable best efforts to cause to be delivered to the Company a "comfort" letter of Coopers & Lybrand LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with Parent's efforts to obtain such letter, if requested by Coopers & Lybrand LLP, the Company shall provide a representation letter to Coopers & Lybrand LLP complying with SAS 72, if then required.

          SECTION 5.3  Access to Information; Confidentiality.  From the date
                       --------------------------------------
hereof to the Effective Time, the Company shall, and shall cause its subsidiaries, officers, directors, employees, auditors and other agents to, upon reasonable notice, afford the officers, employees, auditors and other agents of Parent, reasonable access, consistent with applicable law, at all reasonable times to its officers, employees, agents, properties, and offices, and to all books and records, and shall furnish Parent with all financial, operating and other data and information as Parent, through its officers, employees or agents, may from time to time reasonably request. All information obtained by or on behalf of Parent pursuant to this Section 5.3 shall be kept confidential in accordance with the Confidentiality Agreement dated September 24, 1997 between Parent and the Company (the "Confidentiality Agreement").

          SECTION 5.4  No Solicitation of Transactions.  (a) The Company shall,
                       -------------------------------
shall cause its subsidiaries to, and shall direct and use its best efforts to cause any officers, directors, employees, representatives and agents of the Company and its subsidiaries to immediately cease any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The term "Acquisition Proposal" shall mean any inquiry,
                                 --------------------
proposal or offer from or to any person relating to (i) any merger, consolidation, share exchange, business combination or other similar transaction involving the Company or any of its subsidiaries; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15% or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or in a series of transactions; (iii) any tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of the Company or any of its subsidiaries, or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person or group having acquired beneficial ownership of 15% or more of the outstanding shares of capital stock of the Company or any of its subsidiaries; or (v) any proposal, plan, or intention to do any of the foregoing, either publicly announced or otherwise communicated to the Company, or any agreement to engage in any of the foregoing.

          (b) Except as set forth in this Section 5.4, the Company shall not and shall not permit any of its subsidiaries to, and shall direct and cause the officers, directors, employees, representatives or agents of the Company or its subsidiaries not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or furnish any information or access to, any corporation, partnership, person or other entity or group (other than Parent and Sub, any affiliate or associate of Parent or Sub or any designees of Parent or Sub) concerning, or agree to or endorse any Acquisition Proposal. Notwithstanding the foregoing, the Company may, directly or indirectly, furnish information and access, in each case only in response to a written request for such information or access made after the date hereof by any person which was not encouraged, solicited or initiated by the Company or any of its officers, directors, employees, representatives or agents after the date hereof, and participate in discussions and negotiate with such person concerning any Acquisition Proposal, if, and only to the extent that (i) such person has submitted a bona fide definitive written Acquisition Proposal to the Board of Directors of the Company, (ii) the Board, after consultation with its independent financial advisors, determines that (x) the person making such Acquisition Proposal is reasonably capable of completing such Acquisition Proposal, taking into account the legal, financial, regulatory and other aspects of such Acquisition Proposal and the person making such Acquisition Proposal and (y) such Acquisition Proposal involves consideration to the Company's stockholders and other terms and conditions that, taken as a whole, are superior to the Merger (a proposal described in this clause (ii), a "Superior Proposal"), and (iii) the Board determines in good faith, based upon
------------------
the advice of outside counsel to the Company, that taking any such action is necessary for the Board to comply with its fiduciary duty to stockholders under applicable law.

          (c) The Board of Directors of the Company shall not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors of this Agreement or the Merger, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iii) enter into any definitive agreement with respect to any Acquisition Proposal, unless, in the
                                                               ------
case of each of the foregoing clauses (i), (ii) and (iii), (A) the Company receives a bona fide definitive written Acquisition Proposal which is a Superior Proposal and was not solicited after the date hereof, (B) the Company's Board of Directors determines in good faith, based upon the advice of outside counsel to the Company, that it is necessary to comply with its fiduciary duties to stockholders under applicable law for the Board of Directors to approve or recommend such Acquisition Proposal and (C) Parent does not make within 5 business days of receipt of the Company's written notification of its intention to enter into a definitive agreement with respect to a Superior Proposal an offer that the Board of Directors of the Company determines in good faith, after consultation with its independent financial advisors, involves consideration to the Company's stockholders and other terms and conditions that, taken as a whole, are at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal. If the Board has withdrawn or modified its approval or recommendation of this Agreement or the Merger and/or approved or recommended an Acquisition Proposal, in each case in conformity with the provisions of the preceding sentence, then the Company may terminate this Agreement pursuant to Section 7.1(d) and Parent may terminate this Agreement pursuant to Section 7.1(c).

          (d) Nothing contained in this Section 5.4 shall prevent the Board from taking, and disclosing to the Company's stockholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors, based upon the advice of outside counsel to the Company, such disclosure is required under applicable law; provided that, except as otherwise permitted in this Section 5.4, the Company
--------
does not approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

          (e) Nothing contained in this Agreement or the Confidentiality Agreement shall be construed to prohibit Parent from making a competing proposal in response to any Acquisition Proposal.

          (f) The Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party, unless the Board shall have determined in good faith, based upon the advice of outside counsel, that releasing such third party or waiving such provisions is necessary to comply with the Board's fiduciary duties to the stockholders of the Company under applicable law. Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of Directors permitted by this Section 5.4 shall not constitute a breach of this Agreement by the Company.

          SECTION 5.5  Employee Benefits Matters.  (a)  During the period from
                       -------------------------
the Effective Time until the end of the twelfth month following the Effective Time, Parent shall maintain or cause to be maintained base salaries, bonus opportunities, employee pension and welfare plans for the benefit of employees and former employees of the Company or its subsidiaries, which are equal to or greater than those base salaries, bonus opportunities and other benefits provided under the Company Plans that are in effect on the date hereof. Prior to the Effective Time, Parent and the Company shall cooperate to facilitate a smooth transition with respect to the continued employment of Company employees and the Company shall permit Parent reasonable access to its employees to enable Parent to effect such transition.

     (b) Parent will, or will cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the employees of the Company under any welfare plan that such employees may be eligible to participate in after the Effective Time, (ii) provide each employee of the Company with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time, and (iii) provide each employee of the Company with credit for all service with the Company and its affiliates under each employee benefit plan, program, or arrangement of the Sub or its affiliates in which such employees are eligible to participate; provided, however, that in no event shall
                                       --------  -------
the employees be entitled to any credit to the extent that it would result in a duplication of benefits with respect to the same period of service.

          SECTION 5.6  Directors' and Officers' Indemnification and Insurance.
                       ------------------------------------------------------
(a) The By-Laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the By-laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers or employees of the Company.

          (b) Parent shall cause to be maintained in effect for six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that Parent may
                                               --------
substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less advantageous) with respect to matters occurring prior to the Effective Time to the extent available or, if such coverage is not available, the best available coverage; provided, however, that
                                                        --------  -------
in no event shall Parent or the Company be required to expend more than an amount per year equal to 200% of current annual premiums paid by the Company to maintain or procure insurance coverage pursuant hereto, but in such case shall purchase as much coverage as possible for such amount.

          (c) For six years after the Effective Time, Parent agrees that it will and it will cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of the Company, determined as of the Effective Time, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") (but only to the extent such Costs are not otherwise
                -----
covered by insurance and paid) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to which such person was or is a party or is threatened to be made a party by reason of the fact that he was or is a director or officer of the Company, to the fullest extent permitted under applicable law (and Parent shall, or shall cause the Surviving Corporation to, also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

          SECTION 5.7  Further Action; Reasonable Best Efforts. (a) Upon the
                       ---------------------------------------
terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all reasonably appropriate action, and to do or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including but not limited to (i) cooperation in the preparation and filing of the Proxy Statement, any required filings under the HSR Act, filings with the New York Superintendent or other state or foreign insurance commissions or regulations and any amendments to any thereof, (ii) using its reasonable best efforts to promptly make all required regulatory filings and applications including, without limitation, responding promptly to requests for further information and to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger, (iii) taking all actions which may be reasonably necessary to prevent any Governmental Entity from taking steps to obtain, or from issuing, any order, injunction, decree, judgment or ruling or the taking of any other action restraining, enjoining or otherwise prohibiting the Merger, including, without limitation, agreeing to effect such divestitures of assets or businesses of the Company or Parent, or agreeing to such limitations on the Company's or Parent's future operations, as may be necessary to forestall such order, decree, ruling or action, (iv) the Company and Parent each agreeing to take all actions which may be reasonably necessary to contest and resist any action seeking to have imposed any order, decree, judgment, injunction, ruling or other order (whether temporary, preliminary or permanent) (an "Order") that would delay, restrain, enjoin or otherwise prohibit
     -----
consummation of the Merger and in the event that any such temporary or preliminary Order is entered in any proceeding that would make consummation of the Merger in accordance with the terms of this Agreement unlawful or that would prevent or delay consummation of the Merger or the other transactions contemplated by this Agreement, to use its reasonable best efforts to take promptly any and all steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clause (i) of this paragraph) reasonably necessary to vacate, modify or suspend such Order so as to permit such consummation as promptly as practicable after the date hereof and (v) cooperation in connection with obtaining the opinions of special counsel described in Sections 6.2(c) and 6.3(c) including, without limitation, providing to special counsel, and, if required by counsel as necessary for purposes of such opinions, using reasonable efforts to cause each person who beneficially owns five percent or more of the outstanding shares of the Company Common Stock to provide to special counsel, such representation letters as are reasonably required by special counsel to enable them to render such opinions. Notwithstanding the foregoing, neither party shall be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption is likely, in such party's reasonable opinion, (x) to have a Material Adverse Effect on such party and its subsidiaries, taken as a whole, or to impact in a materially adverse manner the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger or (y) to impose on Parent or its subsidiaries or on the Company or its subsidiaries a requirement to dispose of any assets which individually or in the aggregate would be deemed to constitute a significant amount of assets, as the case may be, to Parent and its subsidiaries, taken as a whole, or to the Company and its subsidiaries, taken as a whole, under Instruction 4 of Item 2 of Form 8-K (any condition referred to in subsections (x) and (y) above, a "Material Condition"). In case
                                                 ------------------
at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such necessary action.

          (b) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of their subsidiaries, from any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other antitrust law.

          SECTION 5.8  Public Announcements.  Parent and the Company shall
                       --------------------
consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with its securities exchange.

          SECTION 5.9  Stock Exchange Listing.  Parent shall use its best
                       ----------------------
efforts to have approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance, the Parent Common Stock to be issued pursuant to the Merger and under the Company Plans.

          SECTION 5.10  Affiliates.  (a)  Prior to the Closing Date, the Company
                        ----------
shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for "pooling of interests" accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. The Company shall use its reasonable best efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

          (b) Prior to the Closing Date, Parent shall deliver to the Company a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" for purposes of qualifying the Merger for "pooling of interests" accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. Parent shall use its reasonable best efforts to cause all persons who are "affiliates" of Parent for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to comply with paragraph number 1, as applicable, of Exhibit A hereto.


                                   ARTICLE VI

                              CONDITIONS OF MERGER

          SECTION 6.1  Conditions to Obligation of Each Party to Effect the
                       ----------------------------------------------------
Merger.  The respective obligations of each party to effect the Merger shall be
------
subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)  The Company Stockholder Approval shall have been obtained.

          (b) No statute, injunction or other order (whether temporary, preliminary or permanent) shall have been promulgated or issued by any Governmental Entity of competent jurisdiction which prohibits, restrains, enjoins or restricts the consummation of the Merger; provided, however,
                                                          --------  -------
     that each of the parties shall have used its reasonable best efforts to prevent the entry of any such order and to appeal as promptly as possible any injunction or other order that may be entered.

          (c) Any waiting period applicable to the Merger under the HSR Act shall have terminated or expired.

          (d) All orders, approvals and consents of (i) the New York Insurance Department and (ii) all other Material Insurance Regulatory Approvals which are required in connection with the Merger shall have been obtained; provided, however, that such orders, approvals and consents may be subject
     --------  -------
     to conditions other than Material Conditions. As used herein, the term "Material Insurance Regulatory Approvals" shall mean the approvals of the
     ----------------------------------------
     state insurance regulatory department or authority of each state or country other than those states that the failure to obtain would not be reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or Parent and its subsidiaries, taken as a whole.

          (e) The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration and qualification of the Parent Common Stock issuable or required to be reserved for issuance pursuant to this Agreement shall have been complied with.

          (f) The shares of Parent Common Stock issuable to Company stockholders pursuant to this Agreement and such other shares of Parent Common Stock required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE subject to official notice of issuance.

          (g) Parent shall have received a letter from Coopers & Lybrand LLP to the effect that the Merger qualifies for "pooling of interests" accounting treatment if consummated in accordance with this Agreement and such letter shall not have been withdrawn. The Company shall have received a letter from KPMG Peat Marwick LLP to the effect that the Company is eligible to be acquired in a transaction to be accounted for using "pooling of interests" accounting treatment and such letter shall not have been withdrawn.

          (h) There shall not be any action taken, nor any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which imposes a Material Condition on any party.

          SECTION 6.2  Conditions to Obligations of the Company to Effect the
                       ------------------------------------------------------
Merger.  The obligation of the Company to effect
------
the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions:

          (a) Parent and Sub shall have performed or complied with in all material respects their agreements and covenants contained in this Agreement required to be performed or complied with at or prior to the Closing Date and the representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date), except where the failure to be true and correct shall not constitute a Material Adverse Effect on Parent and its subsidiaries, taken as a whole. The Company shall have received a certificate signed on behalf of Parent by the chief executive officer and chief financial officer of Parent and Sub to such effect.

          (b) On the date of the Proxy Statement, the Company shall have received from Salomon Brothers Inc a letter, dated such date, confirming the opinion referred to in Section 2.16.

          (c) The Company shall have received an opinion of Simpson Thacher & Bartlett, special counsel to the Company, dated as of the Effective Time, to the effect that the Merger will constitute a reorganization for Federal income tax purposes within the meaning of section 368(a) of the Code. In rendering such opinion, Simpson Thacher & Bartlett may require and rely upon representations contained in the certificates of officers of Parent, Sub, the Company and others, as well as certificates of shareholders who beneficially own five percent or more of the outstanding shares of the Company Common Stock if Simpson Thacher & Bartlett determines that such certificates are necessary for purposes of rendering such opinion.

          SECTION 6.3  Conditions to Obligations of Parent and Sub to Effect the
                       ---------------------------------------------------------
Merger.  The obligations of Parent and Sub to effect the Merger shall be subject
------
to the satisfaction at or prior to the Closing Date of the following additional conditions:

          (a) The Company shall have performed or complied with in all material respects its agreements and covenants contained in this Agreement required to be performed or complied with at or prior to the Closing Date and the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date), except where the failure to be true and correct shall not constitute a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

          (b)  Parent shall have received the agreements referred to in Section
     5.10 of each person identified as an "affiliate" of the Company.

          (c) Parent and Sub shall have received an opinion of Debevoise & Plimpton, special counsel to Parent and Sub, dated as of the Effective Time, to the effect that the Merger will constitute a reorganization for Federal income tax purposes within the meaning of section 368(a) of the Code. In rendering such opinion, Debevoise & Plimpton may require and rely upon representations contained in the certificates of officers of Parent, Sub, the Company and others, as well as certificates of shareholders who beneficially own five percent or more of the outstanding shares of the Company Common Stock if Debevoise & Plimpton determines that such certificates are necessary for purposes of rendering such opinion.


                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 7.1  Termination.  This Agreement may be terminated and the
                       -----------
Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval:

          (a)  By mutual written consent of Parent, Sub and the Company;

          (b)  By Parent or the Company:

                (i) if any Governmental Entity located or having jurisdiction within the United States shall have issued a final order, injunction, decree, judgment or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, injunction, decree, judgment, ruling or other action is or shall have become final and nonappealable; provided, however, that the
                                                     --------  -------
          right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party who has not used its reasonable best efforts to cause such order to be lifted;

     (ii) if the Merger shall not have been consummated on or before May 31, 1998 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time); or

               (iii) if upon a vote at a duly held Company Stockholders Meeting or any adjournment thereof at which the Company Stockholder Approval shall have been voted upon, the Company Stockholder Approval shall not have been obtained.

          (c) By Parent if prior to the Closing Date the Board of Directors of the Company shall have withdrawn, or modified in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger or shall have recommended an Acquisition Proposal, or shall have resolved to effect any of the foregoing.

          (d) By the Company in accordance with Section 5.4; provided that such
                                                             --------
     termination under this clause (d) shall not be effective until the Company has made payment of the Termination Fee required by Section 7.3.

          (e) By Parent if (a) there has been a breach by the Company of any representation or warranty contained in this Agreement which has a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or
     (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach in the case of either clause (a) or clause (b) is not curable or, if curable, is not cured within thirty days after written notice of such breach has been given by the Parent to the Company.

          (f) By the Company if (a) there has been a breach by Parent or Sub of any representation or warranty contained in this Agreement which has a Material Adverse Effect on Parent and its subsidiaries, taken as a whole, or (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Parent, which breach in the case of either clause (a) or clause (b) is not curable or, if curable is not cured within thirty days after written notice of such breach has been given by the Company to Parent.

          SECTION 7.2  Effect of Termination.  In the event of the termination
                       ---------------------
of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Section 7.3 and Section 8.1; provided, however, that nothing
                                          --------  -------
herein shall relieve any party from liability for any wilful breach hereof.

          SECTION 7.3  Fees and Expenses.
                       -----------------

          (a) The Company shall pay, or cause to be paid, in same day funds to Parent $19.4 million (the "Termination Fee") under the circumstances and at the
                           ---------------
times set forth as follows:

               (i) if Parent terminates this Agreement pursuant to Section 7.1(c) hereof, the Company shall pay the Termination Fee upon demand;

          (ii) if the Company terminates this Agreement pursuant to Section 7.1(d) hereof, the Company shall pay the Termination Fee concurrently therewith;

          (iii) if (1) Parent terminates this Agreement pursuant to Section 7.1(b)(iii) or 7.1(e) and (2) prior to such termination an Acquisition Proposal shall have been publicly announced (other than an Acquisition Proposal made prior to the date hereof) and (3) within six months thereafter, (A) the Company enters into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated involving any party (x) with whom the Company had any discussions with respect to an Acquisition Proposal, (y) to whom the Company furnished information with respect to or with a view to an Acquisition Proposal or
     (z) who had submitted a proposal or expressed any interest publicly in an Acquisition Proposal, in the case of each of clauses (x), (y) and (z), prior to such termination, or (B) the Company enters into a definitive agreement with respect to a Superior Proposal, or a Superior Proposal is consummated, then, in the case of either (A) or (B) above, the Company shall pay the Termination Fee upon the earlier of the execution of such agreement or upon consummation of such Acquisition Proposal or Superior Proposal.

          (b) Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

          SECTION 7.4  Amendment.  This Agreement may be amended by the parties
                       ---------
hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval
                                         --------  -------
of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 7.5  Waiver.  At any time prior to the Effective Time, any
                       ------
party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

          SECTION 8.1  Non-Survival of Representations, Warranties and
                       -----------------------------------------------
Agreements.  The representations, warranties and agreements in this Agreement
----------
shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article I, Section 5.5, Section 5.6 and Article VIII shall survive the Effective Time and those set forth in Section 5.3, Section 5.8, Section 7.3 and
Article VIII shall survive termination of this Agreement.

          SECTION 8.2  Notices.  All notices, requests, claims, demands and
                       -------
other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to Parent or Sub:

          MBIA Inc.
          113 King Street
          Armonk, NY 10504
          Attention:  David Elliott

          with an additional copy to:

          Debevoise & Plimpton
          875 Third Avenue
          New York, NY  10022
          Telecopy No.:  (212) 909-6836
          Attention:  Andrew L. Sommer
          if to the Company:

          CapMAC Holdings Inc.
          885 Third Avenue
          14th Floor
          New York, NY 10022
          Attention:  John B. Caouette

          with a copy to:

          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, NY  10017
          Attention:  Robert L. Friedman, Esq.


          SECTION 8.3  Certain Definitions.  For purposes of this Agreement, the
                       -------------------
term:

          (a)  "affiliate" of a person means a person that directly or
                ---------
     indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b)  "beneficial owner" with respect to any Shares means a person who
                ----------------
     shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

          (c)  "control" (including the terms "controlled by" and "under common
                -------                        -------------       ------------
     control with") means the possession, directly or indirectly or as trustee
     ------------
     or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (d) "knowledge" means, with respect to the Company, the actual
               ---------
     knowledge of those persons listed in Section 8.3 of the Company Disclosure Schedule, and with respect to Parent, the actual knowledge of those persons listed in Section 8.3 of the Parent Disclosure Schedule;

          (e)  "person" means an individual, corporation, partnership,
                ------
     association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

          (f)  "Significant Subsidiary" of the Company, the Surviving
                ----------------------
     Corporation, Parent or any other person means a subsidiary of such person that would constitute a "significant subsidiary" of such person within the meaning of Rule 1.02(v) of Regulation S-X as promulgated by the SEC; and

          (g)  "subsidiary" or "subsidiaries" of the Company, the Surviving
                ----------      ------------
     Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          SECTION 8.4  Severability.  If any term or other provision of this
                       ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

          SECTION 8.5  Entire Agreement; Assignment.  This Agreement constitutes
                       ----------------------------
the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Without limiting the generality of the foregoing, this Agreement supersedes and replaces the letter agreement between Parent and the Company dated October 22, 1997, which letter agreement is hereby terminated and shall be of no further force or effect from and after the date of this Agreement. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Sub may assign all or any of their respective rights and obligations hereunder to any direct or indirect wholly owned subsidiary or subsidiaries of Parent, provided that no such
                                                   --------
assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

          SECTION 8.6  Parties in Interest.  This Agreement shall be binding
                       -------------------
upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, except for the provisions of Section 5.6, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          SECTION 8.7  Governing Law.  This Agreement shall be governed by, and
                       -------------
construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 8.8  Headings.  The descriptive headings contained in this
                       --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 8.9  Counterparts.  This Agreement may be executed in one or
                       ------------
more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                        MBIA INC.


                                           By:/s/ David H. Elliott
                                              ---------------------------
                                           Title:  Chairman


                                        CMA ACQUISITION CORPORATION


                                           By:/s/ David H. Elliott
                                              --------------------------
                                           Title:  President


                                        CAPMAC HOLDINGS INC.


                                           By:/s/ John B. Caouette
                                              --------------------------
                                           Title:  Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer

                                                                       Exhibit A

                                                              ____________, 1997


MBIA Inc.
113 King Street
Armonk, New York 10504

     Re:  Merger Agreement
          ----------------

Ladies and Gentlemen:

     MBIA Inc., a Connecticut corporation ("Parent"), CMA Acquisition Corporation, a Delaware corporation ("Sub"), and CapMAC Holdings Inc., a
                                      ---
Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger dated November 13, 1997 (the "Merger Agreement"), pursuant to which Sub would be merged with and into the Company (the "Merger"), and each outstanding share of Company Common Stock would be converted into the right to receive shares of Parent Common Stock. Capitalized terms used herein and not defined have the meanings assigned to them in the Merger Agreement.

     The undersigned has been advised that as of the date the Merger is submitted to stockholders of the Company for approval, the undersigned may be an "affiliate" of the Company, as the term is defined for purposes of paragraph (c) of Rule 145 of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") and may be deemed an "affiliate" of the Company for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, although nothing contained herein shall be construed as an admission of either such fact.

     Parent has requested the undersigned to represent and agree, and the undersigned represents and agrees, with Parent as follows:

     1.   Pooling.
          -------

     From and after 30 days prior to the Effective Time, the undersigned will not sell, transfer, exchange or otherwise, directly or indirectly, dispose of, or reduce the risk of loss (by short sale or otherwise) or enter into any contract or other arrangement with respect to, or consent to the sale or exchange of or other disposition of any interest in, any securities of the Company or Parent until after such time as Parent has published financial results covering at least 30 days of combined operations of Parent and the Company after the Effective Time in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations. The undersigned understands that certificates representing the shares of Parent Common Stock, if any, received by the undersigned in the Merger will be placed on the "stock-transfer list" maintained by Parent's transfer agent and will remain so listed until the publication of such financial results and that there will be placed on the certificate(s) representing such stock, or any certificates delivered in substitution therefor, a legend stating in substance:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN A LETTER AGREEMENT DATED AS OF _________, 1997 RELATING THERETO, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF MBIA INC."

     Parent agrees and covenants that (i) Parent will use its reasonable best efforts to publish financial results covering at least 30 days of combined operations of Parent and the Company after the Effective Time of the Merger, as soon as practicable and in no event later than 45 days after the end of the first fiscal quarter which includes at least 30 days of such combined operations after the Effective Time if such 30 days is included in any of the first three fiscal quarters of Parent, and in no event later than 60 days after the end of the first fiscal quarter which includes at least 30 days of combined operations of Parent and the Company if such 30 days is included in the fourth fiscal quarter of Parent; and (ii) promptly after such publication the stop transfer instructions and legends referred to above shall be terminated or removed.

     2.   Rule 145.
          --------

     The undersigned has been advised that the issuance of shares of Parent Common Stock pursuant to the Merger will be registered under the Securities Act pursuant to a registration statement on Form S-4. The undersigned has also been advised that, if the undersigned is in fact an "affiliate" of the Company at the time the Merger is submitted to a vote of the stockholders of the Company, Rule 145 under the Securities Act will restrict the undersigned's sales of shares of Parent Common Stock, if any, received in the Merger. The undersigned has been advised that if the undersigned is to subject to Rule 145, the undersigned may not sell or otherwise dispose of any shares of Parent Common Stock except in accordance with Rule 145(d) under the Securities Act or pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act.

     The undersigned understands and agrees that:

          (i) Parent is under no obligation to register the sale, transfer or other disposition of the shares of Parent

     Common Stock to be received by the undersigned in the Merger except as set forth in written agreements, if any, with the undersigned which have been entered into by Parent or which have been specifically assumed by Parent.

               (ii) Stop transfer instructions will be given to the transfer agent of Parent with respect to the shares of Parent Common Stock to be received by the undersigned in the Merger, and there will be placed on the certificate representing such stock, or any certificates delivered in substitution therefor, a legend stating in substance:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 (THE "ACT") APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WIT RULE 145(D) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE ACT."

          (iii) Unless the transfer by the undersigned of the shares of Parent Common Stock is a sale made in conformity with the provisions of Rule 145(d), or is made pursuant to a registration statement under the Securities Act, Parent reserves the right to put an appropriate legend on the certificate issued to a transferee.

     In connection with the foregoing, Parent agrees as follows:

          (i) For so long as and to the extent necessary to permit the undersigned to sell the shares of Parent Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Parent shall use reasonable best efforts to file, on a timely basis, all reports required to be filed with the Securities and Exchange Commission ("SEC") by it pursuant to Section 13 of the Exchange Act, so long as it is subject to such requirement, furnish to the undersigned upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale under Rule 145 and otherwise use its reasonable best efforts to permit such sales pursuant to Rule 145 and Rule 144. Parent has filed, on a timely basis, all reports required to be filed with the SEC under Section 13 of the Securities Exchange Act of 1934, as amended, during the preceding 12 months.

          (ii) Parent agrees that the stock transfer instructions and legends referred to above shall be terminated or removed if the undersigned shall have delivered to Parent a copy of a letter from the staff of the SEC or an opinion of counsel with recognized expertise in securities law matters, in form and substance satisfactory to Parent, to the effect that such instructions and legends are not required for the purposes of the Securities Act.

     This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     This letter agreement shall terminate if and when the Merger Agreement is terminated according to its terms.

     Please indicate your agreement with the foregoing by signing the acknowledgement below on the enclosed copies of this letter, and returning the same to the undersigned, whereupon this letter agreement shall become an effect agreement between Parent and the undersigned.

                              Very truly yours,



                              __________________________________

                              By: _______________________________
                                     Name:
                                     Title:

Acknowledged and agreed as of
the date hereof.

MBIA INC.



By ___________________________
     Name:
     Title: